Exhibit 10.10

Party A: Metallurgical Corporation of China Ltd. Saudi Branch. (hereinafter referred to as “Party A”)

Party B: EICH EL-NASS For Logistics. (hereinafter referred to as “Party B”)

This contract is based on the principles of equality, voluntariness, fairness and integrity, Party A and Party B have reached an agreement on the logistics services for the project of CEER Automobile Manufacturing Plant (second bidding section). In order to clarify the rights, obligations and responsibilities of both parties in the course of this cooperation, after friendly consultation between Party A and Party B, this contract is signed with the following terms and conditions:

I. General situation and logistics service requirements

(I) General situation

1.	Project name: CEER Automobile Manufacturing Plant Project

2.	Party A is the consignor of logistics service for CEER Automobile Manufacturing Plant Project (the second bidding section), Party A designates the general coordinator of logistics: Wang Tao, Tel: [*]; Party A designates the Logistics Coordinator: Reng Jie Tel: [*]; Party B is the carrier of CEER Automobile Manufacturing Plant Project Logistics Services (Second Bid), Party B designates the General Logistics Coordinator: Xu Bin, Tel: [*]; Party B designates the Logistics Coordinator: Yan Yuanlin, Tel: [*]; Relevant personnel shall not arbitrarily turn off their cell phones during the logistics period of the project to ensure the logistics work is orderly and smooth.

3.	Scope of contract and work content:

The scope of the contract is that Party B is responsible for all the work occurring during the period from the unloading of the goods from the ship after Party A’s goods arrive at the destination port in Saudi Arabia to the transportation of the goods to Party A’s designated stacking place of the Project, but not including the short rebuttal, reverse shipping, and emptying of containers of the goods from the member stacking yard to the erection site. The work includes (but is not limited to) (1) unloading the ship after the arrival of the goods at the port of destination, cargo counting and acceptance, in-port dumping, stockpiling and storage, loading, waiting for vehicles, and other port terminal operations and completion of customs clearance; (2) cooperate with Party A to pay tariffs and VAT on imports; (3) transportation of the goods from the destination port to the stacking place designated by Party A in the project; (4) handle the paperwork for the goods handover with Party A, and provide clearance according to the needs of Party A. (5) If container transportation is used, after the goods arrive at the stacking place designated by Party A, it is necessary to return the containers in a timely manner according to Party A’s requirements. For details, please refer to Attachment 1: CEER Automobile Manufacturing Plant Project Logistics Services (Second Bidding Section) BOQ.

4.	Mode of transportation: by automobile.

5.	Goods: including but not limited to steel members, materials, construction equipment and instruments, cables, power distribution boxes, tire racks, pad road steel plates, roadbed boxes and other related engineering materials.

6.	Delivery time and list: the total construction period is 174 calendar days, tentatively from July 10, 2024 to December 31, 2024, subject to Party A’s written instruction or notice.

7.	Port of loading and unloading: See Attachment 1: CEER Automobile Manufacturing Plant Project Logistics Services (Second Bidding Section) Work Amount Bill of Quantity Pricing Table, subject to Party A’s final written confirmation.

8.	Party B shall, within 10 days from the date of contract signing, report the organization of the project and indicate the work and contact information of the relevant personnel, and a bank guarantee of 10% of the total amount of the contract as a performance guarantee, which shall be returned to Party B within 30 calendar days after Party A confirms that Party B has completed all the logistic work of the contract, and the format of the bank guarantee is shown in Attachment 2.

(II) Logistics service requirements

1.	Party B shall ensure the safety and protection of finished products during the transportation and loading/unloading of goods, and shall do the following:

(1)	The loading and shipment should be done in such a way that the heavy does not press the light, and the big does not press the small.

(2)	members and members need to be separated by square wood, and members and the bottom of the car with cushions and other soft materials.

(3)	The members should be placed smoothly in the transportation, and the lashing should be firm to prevent the members from tipping.

(4)	When tying, pay attention to the protective liner for members, and protect the contact parts of tying wire rope and members with sponge or foam to prevent damage to members and surface paint.

(5)	Reasonable space should be kept between each piece of cargo to avoid deformation of cargo caused by mutual compression.

(6)	When loading or unloading trucks or discharging ships, strictly follow the location of the lifting point marked on the goods to lift the operation, and prepare lifting protection liners, such as rubber pads or nylon pad liners, to avoid wire ropes and chains and other lashing materials from directly contacting the members causing damage to the members or paints and so on. It is strictly prohibited to directly contact the hooks with the members when lifting, if using a forklift to reverse transportation or loading, it is necessary to use cloth or pearl cotton wrapped around the forklift’s head to prevent damage to the paint.

(7)	It is noted that it is forbidden to stack other members on the upper part of trusses, piece supports and other members to prevent deformation caused by extrusion;

(8)	The stacking of goods in the port of destination is in strict accordance with the requirements of Party A, and the goods that can not be stacked should be stored separately in the site. When members need to be stacked, it is necessary to take good protective and fixed measures, skid must be padded between the members to avoid direct contact between the members, when stacked, it is noted that the force should be borne by the tire frame to avoid deformation of the members and damage to the paint; the members should be fixed firmly to avoid sliding in the process of inverted transportation, resulting in a potential safety hazard. When unloading the ship, Party B should ask the professional operators in the port area to confirm the integrity of the packaging of each piece of cargo.

(9)	Party B shall declare the complete logistics service program to Party A and implement it only after Party A’s approval.

2.	During the period of cargo in the destination port, Party B shall arrange specialists at the port (1) to be responsible for the terminal/warehouse logistics, take photos of the cargo, and deal with any problems in a timely manner; (2) to supervise the real-time loading and unloading of ships/cabinets/case emptying, and to take photos of the cargo; and (3) to directly communicate with Party A, and to cooperate with Party A’s work.

3.	During the period of loading and unloading, Party B shall arrange specialists on site to cooperate with the whole process of unloading, counting, checking and other related matters.

4.	Party B must have the ability to operate on this line, and at the same time ensure that the transportation cycle of each batch of goods is as short as possible, and ensure that all the goods will be transported out of the port during the period of exemption from stacking in the port of destination, otherwise, Party B shall bear the relevant costs caused by overdue stacking and stranding of goods due to Party B’s reasons. At the same time, Party B’s logistics and transportation progress must meet Party A’s on-site construction needs.

5.	If the transportation of members is overloaded, Party B shall be responsible for coordinating and handling the relevant procedures and paying the relevant fees, which have been included in the unit price of the contract.

6.	calendar days before the ship arrives at the port of destination, Party A shall send Party B a full set of stamped and scanned import declaration information according to Party B’s requirements on documents. Party A guarantees that the documents it provides are true, correct and valid, and bears the corresponding legal responsibility, but Party B has the obligation to inform, review and confirm.

7.	Customs clearance documents: Party B shall promptly inform Party A of the detailed requirements for import and export customs clearance documents, as well as requesting Party A for the information of customs clearance and proxy certificate, Party B shall act on behalf of Party A for the governmental documents required for customs clearance in Saudi Arabia (including, but not limited to, Saudi Arabia Temporary Entry and Re-exit Application, Approval and Extension, Authorization Letter, Customs Data Sheet, and Payment Guarantee Letter certified by Saudi Chamber of Commerce, etc.).

8.	Party B shall inform Party A of the possible risks and problems of the project and provide timely and appropriate countermeasures.

9.	Party B shall assist Party A in handling the claims and litigations related to the logistics of the project.

II. Contract price:

1.	The contract price of this contract is tentatively set at: 25,928,590.00 SAR (capitalized: 25,928,590.00), and the VAT rate is 15%; the contract price without VAT is tentatively set at: 22,546,600.00 SAR (capitalized: 22,546,600.00), and the VAT amount is tentatively set at: 3,381,990.00SAR (capitalized: 3,381,990.00). If the logistics payment exceeds the provisional total price of the contract during the actual fulfillment of the contract, Party A and Party B shall sign a supplementary agreement, otherwise Party A shall stop paying the logistics payment. (The final settlement value will be based on the finalized settlement value verified and confirmed by the Party A) In case of the adjustment of Saudi Arabia’s national tax rate policy, the contract price without VAT shall be taken as the basis, and the contract price including tax shall be adjusted accordingly to the rate of the VAT invoice actually provided by Party B in accordance with the compliance of the VAT invoice.

2.	Form of contract price: single-price contract (For details, please refer to Attachment 1: CEER Automobile Manufacturing Plant Project Logistics Services (Second Bidding Section) Bill of Quantity Pricing Table.)

3.	The unit price of this contract is a fixed comprehensive unit price, which includes all the work occurred during the period from the unloading of goods from the ship to the transportation to the storage place designated by Party A of this project (but does not include the short barge, inverted transportation and box pulling work from the member storage yard to the installation site); the labor cost, machinery cost, material cost, fuel cost, road tolls, bridge tolls, transportation insurance, taxes, direct costs, overhead unforeseen costs during the period, Risks and other costs are included to complete the contract scope and the work content. During the performance of the contract, Party B shall not propose any price adjustment for any reason (except for the adjustment of tax rate). If Party B proposes price adjustment, it will be regarded as Party B’s breach of contract. If Party B defaults, Party A has the right to require Party B to continue to perform or terminate the contract immediately, and Party B shall pay 10% of the total contract price as liquidated damages to Party A. Among them, due to the adjustment of tax rate, the unit price excluding tax will remain unchanged, and the settlement price will be adjusted according to the actual incurred tax rate at the time of settlement. For details, please refer to Attachment 1: CEER Automobile Manufacturing Plant Project Logistics Services (Second Bidding Section) Bill of Quantity Pricing Table.

4.	In the course of Party B’s performance, if Party A causes additional costs (e.g., customs inspection, additional port charges arising from delayed documents, demurrage, overdue storage fees, etc.), Party B shall submit supporting evidence and make settlement according to the actual occurrence after Party A’s verification and confirmation.

5.	Attachment 1: List items contained in the pricing table of the Bill of Quantities of CEER Automobile Manufacturing Plant Project (Bidding Section II) but not actually occurred shall not be settled.

III. Payment and settlement:

1.	Payment of contract price: Party B declares the progress settlement of completed batches of logistics services to Party A on the 20th of each month, and Party A pays Party B 90% of the approved progress settlement price in the following month. Party A will pay Party B 100% of the final settlement price within three months after Party A and Party B handle the final settlement.

2.	Basis of settlement:

(1)	drawings, bills of lading, logistics and transportation lists, bills and other documents; logistics and transportation lists need to include the name of the carrier unit, the driver’s signature and contact phone number, a detailed list of goods, the list needs to be signed by Party A and Party B’s designated consignor and consignee.

(2)	Possible incurrence of charges and supporting evidence for additional costs.

3.	Rules for calculation of Bill of Quantity:

(1)	Bulk cargoes are measured by “billable tons”, and the specific quantity is based on the bill of lading;

(2)	Containers are measured by “boxes”.

4.	Settlement and Payment Currency: Settlement and payment shall be made in Saudi Riyal (SAR).

5.	Settlement Procedures: Within 60 days following Party B’s completion of all logistics services, Party B will submit the settlement letter and related settlement information to Party A for final settlement. Party A’s Project Department will conduct the preliminary examination and Party A will review it. Only the finalized settlement amount listed on the “Project Completion Settlement Validation Sheet”, which is reviewed by Party A and signed by the its engineering audit supervisor, is legally valid, and Party A will not recognize any other form of settlement. In case of no objection to the final settlement, Party A will complete the settlement procedures within 3 months after receiving the complete settlement information from Party B.

6.	VAT invoicing matters:

6.1	Party B must provide qualified and valid VAT invoices in full amount according to Party A’s requirements, and the VAT rate is 15%; the taxes and fees for issuing invoices shall be borne by Party B. Fees and charges required to be paid by Party B under Saudi Arabia’s policy and other taxes and charges shall be borne by Party B itself.

6.2	20 working days before Party A pays Party B for the project, Party B shall provide legally compliant invoices of not less than the corresponding payment amount that meets the deduction requirements, and after the completion and settlement of the project, Party B shall provide the full amount of legally compliant invoices, otherwise, Party A may refuse to pay for the subsequent project, and the delay in payment caused by this does not constitute a default. The name and tax code of the purchaser on the invoice must be the same as the name and tax code of Party A of the Contract, and the name and tax code of the seller must be the same as the name and tax code of Party B of the Contract.

6.3	Party B must provide the above invoices in accordance with Saudi Arabia’s national and local tax laws and regulations, as well as Party A’s invoice management regulations, or Party A has the right to refuse to pay for the work.

6.4	If Party B issues false or invalid invoices or uncontrolled invoices or issues or provides invoices in violation of Saudi Arabia’s national laws and regulations, Party B shall bear the corresponding legal responsibility by itself and shall pay to Party A a liquidated damages of 5% of the contract total price, and Party A shall have the right to deduct Party B’s entire performance bond if Party B has provided the performance bond, and if the above liquidated damages or performance bond are not enough to compensate Party A’s loss, Party B shall compensate for the loss; if the invoice reissued by Party B is still inconsistent with the contract agreement, Party B shall be liable according to the preceding agreement, and Party A shall refuse to accept the invoice; if Party B is unable to issue the invoice, in addition to the liability for breach of contract according to the preceding agreement, Party B shall return the payment made by Party A, compensate for the total loss caused to Party A, and Party A has the right to terminate the contract.

6.5	If the VAT invoices provided by Party B are not timely certified for deduction by the tax department due to late delivery or wrong issuance, Party A has the right to refuse to receive them. Party B shall compensate Party A in full for any loss of VAT deduction.

6.6	If the tax rate of the VAT invoice actually issued by Party B is lower than the agreed tax rate in the contract, Party B shall not only pay Party A the amount of tax that cannot be deducted, but Party B shall also pay to Party A a liquidated damages of 5% of the total contract price, and if the liquidated damages are not enough to make up for the loss of Party A, Party B shall make compensation, and Party A shall have the right to terminate the contract.

6.7	Party B shall bear the loss of Party A due to the change of applicable VAT rate brought about by the change of Party B’s own taxpayer status and tax payment method.

7.	Other Agreements:

7.1	The seal of Party A’s project department/production plant/branch shall not be used for signing economic contracts, and if it happens that the contracts and confirmation instruments signed with such seal are invalid. Party A will not recognize any of them at the time of settlement, and Party B will bear all the consequences and losses incurred.

7.2	Visa exceeding SAR 5,000 needs to be approved by Party A and signed by its person in charge to take effect.

IV. Rights and Obligations of Party A

1.	Party A’s rights

(1)	To inspect Party B’s record documents and facilities at reasonable times and intervals;

(2)	To supervise the performance of this Contract by Party B and its employees, and have the right to request replacement of Party B’s employees who do not meet the requirements of Party A and its Project Department.

(3)	Have the right to terminate the cooperation with Party B if Party B does not provide good services or Party A suffers losses due to Party B’s negligence, as assessed by Party A.

(4)	The right to refuse to pay any additional costs not caused by Party A.

2.	Party A’s obligations

(1)	The packaging of the goods provided by Party A shall be suitable for usual port loading and unloading, with complete and clear labels, signs and markings, and the location of the gravity center, lifting point and lashing point of the bulky goods shall be provided by Party A.

(2)	Settlement and payment shall be made in accordance with this contract according to facts.

(3)	Party A shall provide accurate import customs clearance information in line with export standards.

(4)	Party B shall be notified in writing in time if there is any change or cancellation of the shipment plan.

(5)	After all the goods of the batch arrive at Party A’s designated stacking site, issue ” Handover Record of Lading” for the whole batch of goods.

(6)	Pay customs duty and import VAT.

(7)	After the ship arrives at the destination port, Party B shall complete the customs clearance procedures in time and arrange enough vehicles to complete the unloading work. Party A requires the unloading rate to be: 2000/billable tons/per sunny day (working day in the port area), and if it exceeds the number of days allowed to be used for the unloading rate, causing the other party to charge Party A the demurrage fee for the ship, which will be charged in accordance with USD15,000/day, and the fee will be calculated on the basis of proportion for the shortfall of one day. It is noted that: ① Waiting time is excluded; ② Before the bulk ship reaches the destination port, Party B must be clear and know the operation requirements of each discharge port (King Port, Jeddah Port, Dammam Port), including but not limited to the size of the cargo exceeds the standard port, Party B needs to send vehicles into the port for the direct discharge of the ship side. Before and after the unloading of the ship, we need to take photos to prove whether the cargo is intact or not. If Party B misjudges the unloading operation requirements of each port, Party B shall bear all the related responsibilities and costs.

V. Party B’s Rights and Obligations

1.	Party B’s rights

(1)	Submit complete settlement information and settle with Party A according to the unit price stated in this contract, and collect logistics fees from Party A according to the settlement amount agreed by both parties.

(2)	Understand and be informed of the necessary information related to the fulfillment of this contract (such as cargo information, transportation location, delivery time, etc.).

2.	Party B’s obligations

(1)	Carry and prepare the goods according to the source provided by Party A. Without Party A’s approval, Party B shall not subcontract the performance of its contractual obligations to a third party, charging only profit and management fees.

(2)	Complete all the work within the scope of this contract according to Party A’s requirements and bear the corresponding costs.

(3)	Contact with the appropriate carrier in time according to Party A’s cargo transportation requirements and go through the relevant transportation procedures.

(4)	Party B shall ensure the shipment of each batch of goods from Party A, and shall not dump or refuse to provide services for the transportation of Party A’s goods for any reason (such as the cargo volume, the influence of market factors, prices, low and peak seasons, holidays, etc.).

(5)	Commission a competent and experienced customs clearance company (line), carefully examine the inspection and customs clearance documents, coordinate and communicate well, and provide timely feedback of relevant information. Party B must end someone to participate in the customs inspection and coordinate the relationship between the relevant parties.

(6)	Party B shall keep track of the whereabouts of the goods and reply within 12 hours at the latest after receiving Party A’s inquiry request. If any situation affecting the safety of the transported goods occurs or is likely to occur, Party B shall immediately liaise with Party A’s designated personnel and act according to its instructions.

(7)	At the time of bidding, Party B has familiarized itself with the logistics requirements, priorities and difficulties of the project. Any factors unfavorable to the safe and on-time delivery of the goods to the destination, Party B shall make adequate contingency plans, make every effort to coordinate, and take effective remedial measures to eliminate the adverse effects without delay and additional costs.

(8)	Party B shall promptly notify Party A when it can reasonably foresee that the delivery of the goods under this contract may be delayed, regardless of the reasons for such delay.

(9)	Party B shall be responsible for the proper custody of the signed documents of Party A and shall not lose them, otherwise Party B shall bear the delays and additional costs caused by the loss.

(10)	Party B shall, within the time specified by Party A, deliver the goods to the place designated by Party A in accordance with Party A’s requirements in a safe, numbered and undamaged manner, hand over to the designated receiving counterpart and handle the whole batch of goods with Party A for the “Handover and Acceptance Record” within 1 working day after all the goods of the batch have been unloaded at the destination. If any error is found in the goods, both parties should make a good annotation and sign together to confirm. If Party A requests a delay or cannot deliver the goods immediately due to other reasonable reasons confirmed by Party A, Party B shall immediately notify Party A by phone or e-mail and indicate the reasons, the time of contact with Party A and the specific contact person on the signing receipt after the delivery of the goods.

(11)	Party A fully entrusts Party B to insure the transportation logistics insurance within the contract scope, the cost is included in the contract price, a full set of insurance policy a positive two copies. If the goods are lost or damaged in transportation, Party B shall notify Party A within 24 hours after the accident, make detailed explanation and provide on-site record information and photos, and actively cooperate with Party A and the insurance company to do a good job in claim settlement. Party B shall provide the original insurance policy or electronic policy and MB/L to Party A’s designated counterpart within 3 calendar days after the goods leave the port.

(12)	Party B shall do well in cargo inspection, photo retention and signing for all the handover links involved (such as picking up, loading, unloading, transportation, delivery, etc.) to prevent disputes. And provide relevant information according to Party A’s requirements.

(13)	Party B guarantees to send professional personnel to supervise loading and unloading of the whole process, so as to ensure that the packaging supports and bundling points of the goods should be suitable for transportation. Party B needs to take photos of Party A’s emptying process, and if it finds any problems of packing and marking, Party B needs to take photos of the box number and packing problems, and notify Party A in writing. Party B shall be responsible for the damage and loss of the goods within the fulfillment period of this agreement due to Party B’s reasons.

(14)	Party B is required to provide written safety education to the employees and agents, including truck drivers, directly or indirectly employed or retained by Party B who are involved in the performance of the whole logistics chain, especially when loading and unloading goods. In order to ensure personnel safety, property safety and no damage to third parties, all personnel are required to operate in accordance with the safety norms, and Party B shall bear all losses and liabilities if they are caused by negligence of Party B and its supply-side performance personnel.

(15)	If the transportation of members exceeds the limit, Party B shall be responsible for coordinating and going through the relevant procedures and paying the relevant fees, which are included in the unit price of the contract.

(16)	Party B shall handle the handover of goods with Party A after the goods are delivered to the destination and sign the “Handover and Acceptance Record”.

(17)	Party B shall declare the complete logistics service program to Party A and shall implement it only after Party A has passed the review.

(18)	Party B must have the ability to operate on this route, and at the same time need to ensure that the transportation cycle of each batch of goods as short as possible.

(19)	Party B shall inform Party A of the possible risks and problems of the project and give timely and appropriate countermeasures.

(20)	Party B shall require the terminal to keep Party A’s goods properly and safely, and stack them appropriately according to Party A’s storage requirements for the goods (open air, roofed, indoor, covered with raincloth).

(21)	Party B shall be responsible for contacting and negotiating with Party A to solve the problems arising from the cargo at the port of discharge. If Party A’s cargo is stranded at the port due to force majeure, Party B shall activate the contingency plan and measures, arrange for appropriate storage and reverse transportation to ensure the safety of Party A’s cargo and minimize the cost.

(22)	Party B shall do its duty and supervise all aspects of logistics (loading and unloading, reversing shortages, stacking and storage, etc.) to operate in a proper and standardized manner, to prevent brutality and breakage of goods. Stacking should be moisture-proof, water-proof, fire-proof and theft-proof.

(23)	Containerized cargo: Party B shall return the containers in a timely manner as required by Party A during the exemption period of Party A’s containers; if the return date exceeds the exemption period due to Party B’s reasons, the corresponding overtime cost shall be borne by Party B. Note: Party A’s container exemption period: 21 days from the date of unloading all containers to the destination port in Saudi Arabia.

(24)	If Party B’s committed personnel are derelict in their duties or not in place, Party A has the right to deduct from the payable logistics payment according to the standard of USD 60 per person per calendar day; if there is any difference in quantity, appearance, customs clearance data and customs clearance requirements due to the dereliction of duties of Party B’s assigned personnel or not in place, the loss thus caused will be borne by Party B.

(25)	Party B is required to hire a third-party inspection company recognized by PNI (Shipowners’ Protection Institute) to issue a report on ship unloading.

(26)	Party B shall assist Party A in making customs clearance documents and provide Party A with correct and professional consulting services for the classification of customs clearance name and HS code, if Party A so requests.

(27)	Party B shall ensure the purchase of workmen’s compensation insurance and social security for all the personnel involved in the project in accordance with the relevant laws and regulations of Saudi Arabia and the requirements of the relevant government departments.

VI. Safety Responsibility

1.	Party B shall designate the safe operation procedures for transportation, loading and unloading in strict accordance with the local safety standards and carry them out accordingly, shall be equipped with necessary safety production and labor protection gears, and shall strengthen the safety education of its personnel, and shall bear the responsibility for the safety accidents caused by Party B due to improper safety measures and the expenses incurred as a result of such accidents.

2.	Party B shall be responsible for the safety of all personnel it dispatches or employs as a result of the performance of this Contract, including Party B’s subcontractors, suppliers and their employees, but Party A shall be responsible for any safety accidents of Party B’s personnel due to Party A’s reasons.

3.	Party A shall be responsible for the safety of all personnel it dispatches or employs as a result of the fulfillment of this contract, but Party B shall be responsible for any safety accidents caused by Party B that result in safety accidents of Party A’s personnel.

4.	The responsible party shall be liable for any injury or loss caused to a third party.

VII. Disclaimer

Party B shall not be liable for damages under the following circumstances:

1.	Force majeure

Force majeure means that after the contract is signed, an unexpected event or natural disaster that the contracting parties cannot foresee, avoid, control or overcome occurs, so in which the contracting parties are unable to perform their duties in accordance with the contract or cannot perform their duties as scheduled, and the party who has suffered from the unexpected event or natural disaster can be exempted from the responsibility of performing their duties or delayed in the performance of their duties. Specifically, these include: natural phenomena caused by natural causes, such as: drought, flood, earthquake, typhoon, etc.; and social phenomena caused by social causes, such as: serious unrest, mass strikes, embargoes and sanctions.

When force majeure occurs, the party experiencing the accident shall try its best to take all remedial measures to minimize the loss; if the loss is further enlarged due to the accident and the party’s failure to try its best or take remedial measures, the party experiencing the accident shall bear the liability for the enlarged loss.

The party experiencing an incident of force majeure shall immediately notify the other party within 48 hours and submit an incident report and supporting documents from governmental agencies; failure to provide or not provide an incident report and supporting documents from governmental agencies cannot be regarded as force majeure.

Reasonable measures shall be taken to continue the performance of this contract immediately upon the end of the said force majeure event. The period of continued performance shall be extended by the period of delay in transportation caused by the said event. If the force majeure makes it impossible to continue the performance of the contract, the contract shall be terminated by mutual agreement.

VIII. Applicable Law

The application and interpretation of this contract is in accordance with the laws and regulations of China.

IX. Dispute Settlement

In case of conflict between the Chinese and English translations of the contents of this contract, the Chinese contents shall prevail.

Matters not covered in this contract shall be resolved by consensus between the parties to this contract. In case of failure to settle by consensus, any dispute or controversy arising under this contract shall be submitted to the Beijing Arbitration Commission for arbitration settlement.

The following address shall be the place of service for all legal documents related to this contract:

Party A’s address: Riyadh- AL Olaya District-Behind Narcissus Hotel- AL Huwaishel Center, mail: [*];

Party B’s address: Shop 13, Khilad Ibn Refee Rd, Al Aziziyah, Riyadh, Kingdom of Saudi Arabia, mail: [*]

X. Notices

Notices of any requirements and permissions given to Party A or Party B in accordance with this Contract shall be in Chinese.

XI. Other Agreements

1.	This Contract shall be executed in five copies, with Party A executing four copies and Party B executing one copy.

2.	Any matters not covered in this contract shall be supplemented and improved by both parties through friendly consultation. All amendments, supplements and improvements to this contract shall be confirmed in writing and signed and sealed by both parties.

3.	If Party B fails to strictly fulfill its duties and obligations under this Contract, and there is no obvious improvement measures after Party A’s request for rectification, which has caused economic loss to Party A, Party A shall have the right to terminate this Contract, and the Contract shall be automatically terminated after Party A notifies Party B in writing.

XII. Entry into force and validity of the contract

This contract shall be sealed and signed by both parties and authorized representatives, and shall come into effect after Party A receives Party B’s performance guarantee letter, and shall expire until the terms and conditions of this contract have been fulfilled and the amount payable has been paid in full.

Party A:

Metallurgical Corporation of China Ltd. Saudi Branch.

Party B:

EICH EL-NASS For Logistics

Legal representative:

Or authorized agent: